Exhibit 10.3

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 24th day of June, 2026, by and between Churchill Capital Corp XI, a Cayman Islands exempted company (the “Issuer”) and the undersigned (“Subscriber” and, together with Issuer, the “Parties” and each, a “Party”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).

WHEREAS, the Issuer, BLB Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Agility Robotics, Inc., a Delaware corporation (“Agility Robotics”), will, following the execution of this Subscription Agreement, enter into that certain Agreement and Plan of Merger and Reorganization, dated as of June 24, 2026 (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, inter alia, Merger Sub will be merged with and into Agility Robotics, with Agility Robotics surviving as a wholly-owned subsidiary of the Issuer (the “Surviving Corporation”) (the “Merger”), on the terms and subject to the conditions set forth therein (the Merger together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, at least one day prior to the closing of the Transactions (the “Closing” and such date of Closing, the “Closing Date”), the Issuer will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware (“DGCL”) and Part XII of the Cayman Islands Companies Law (2020 Revision) (the “Domestication”);

WHEREAS, in connection with the Transactions, Subscriber is obliged to subscribe for and purchase from the Issuer a number of shares (“Shares”) of the Issuer’s common stock, par value $0.0001 per share (the “common stock”) equal to (A) the number of “Nominal Shares” set forth on the Subscriber’s signature page hereto less (B) the number of Offset Shares (as defined in Section 11.1), for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate purchase price for all of the Shares being purchased, the “Purchase Price”), and the Issuer has agreed to issue to Subscriber the Shares in consideration for the payment of the Purchase Price therefor by or on behalf of Subscriber to the Issuer, all on the terms and conditions set forth herein; and

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (each, an “Other Subscriber”) have, severally and not jointly, entered into or are substantially concurrently entering into separate subscription agreements with the Issuer (the “Other Subscription Agreements”), pursuant to which such Other Subscribers have agreed to purchase common stock on the Closing Date at the same per share purchase price as Subscriber, and the aggregate amount of securities to be sold by the Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements equals, on or about the date hereof, [●] shares of common stock.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

If there is more than one Subscriber identified on the signature page, for ease of administration, this single Subscription Agreement is being executed so as to enable each such Subscriber to enter into a Subscription Agreement, severally, but not jointly. The Parties agree that (i) the Subscription Agreement shall be treated as if it were a separate agreement with respect to each Subscriber listed on the signature page, as if each Subscriber entity had executed a separate Subscription Agreement naming only itself as Subscriber, and (ii) no Subscriber listed on the signature page shall have any liability under the Subscription Agreement for the obligations of any Other Subscriber so listed.

1. Subscription. Subject to the terms and conditions hereof, at the Closing, Subscriber hereby agrees, following the Domestication and upon the substantially concurrent consummation of the Transactions, to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Shares (such subscription and issuance, the “Subscription”). Subscriber acknowledges and agrees that, as a result of the Domestication, the Shares that will be purchased by Subscriber and issued by the Issuer pursuant to this Subscription Agreement shall be shares of common stock in a Delaware corporation (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company).

2. Representations, Warranties and Agreements.

2.1 Subscriber’s Representations, Warranties and Agreements. To induce the Issuer to issue the Shares to Subscriber, Subscriber hereby represents and warrants to the Issuer and the Placement Agents and acknowledges and agrees with the Issuer and Placement Agents as follows:

2.1.1 If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2 If Subscriber is not an individual, this Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer, this Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3 The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”), (ii) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries or (iii) result in any violation of any statute or any Governmental Order, rule or regulation of any Governmental Authority having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

2.1.4 Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) satisfying the applicable requirements set forth on Schedule I, (ii) is aware that the Subscription is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts over which Subscriber exercises sole discretion, each owner of such account is a qualified institutional buyer or accredited investor, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto or such other similar form acceptable to the Issuer and such Subscriber). Subscriber is not an entity formed for the specific purpose of acquiring the Shares. Subscriber understands that the offering of the Shares hereunder (the “offering”) meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

2.1.5 Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the Subscription. Accordingly, Subscriber understands that the Subscription meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

2.1.6 Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Shares has not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction.

Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S promulgated under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States and the restrictions on transfer set forth in the definitive documentation for the Transaction, and that any certificates representing the Shares shall contain a legend to such effect (the “Securities Act Legend”). Subscriber acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Shares. Subscriber understands and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares. The Shares may not be resold or transferred in the United States or otherwise except in compliance with applicable law and the restrictions on transfer set forth in the definitive documentation for the Transaction.

2.1.7 Subscriber understands and agrees that Subscriber is purchasing the Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by the Issuer, Agility Robotics or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement. No disclosure or offering document has been prepared by Citigroup Global Markets Inc. (“Citi”) or BTIG, LLC (“BTIG”) or their respective affiliates (collectively, the “Placement Agents” and each a “Placement Agent”) in connection with the offer and sale of the Shares. Subscriber acknowledges that neither of the Placement Agents nor any of their respective affiliates has provided Subscriber with any information or advice with respect to the Shares nor is such information or advice necessary or desired. Neither of the Placement Agents nor any of their respective directors, officers, employees, representatives or controlling persons has made any independent investigation with respect to the Issuer or Agility Robotics, the Shares or the completeness or accuracy of any information provided to Subscriber. Neither of the Placement Agents nor any of their respective affiliates has made or makes any representation as to the Issuer or Agility Robotics or the quality or value of Issuer, Agility Robotics or the Shares. Subscriber agrees that neither of the Placement Agents nor any of their respective affiliates or any of its affiliates’ control persons, officers, directors or employees, shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by you, the Issuer or any other person or entity) to Subscriber, or to any person claiming through the Subscriber, pursuant to this Subscription Agreement or in respect to the Subscription (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Subscription. This undertaking is given freely and after obtaining independent legal advice.

2.1.8 Subscriber represents and warrants that its acquisition and holding of Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

2.1.9 Subscriber has received, reviewed and understood the offering materials made available to it in connection with the offering and Transaction, including the SEC Documents. In making its decision to subscribe for the Shares, Subscriber represents that it has relied solely upon the representations, warranties and covenants set forth in this Subscription Agreement, the SEC Documents and the independent investigation made by Subscriber. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by the Placement Agents or Agility Robotics concerning the Issuer, Agility Robotics or the offer and sale of the Shares. Subscriber acknowledges and agrees that Subscriber had access to, and an adequate opportunity to review, financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Issuer, Agility Robotics and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Subscriber has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares.

2.1.10 Subscriber became aware of this offering of the Shares solely by means of direct contact between Subscriber and the Issuer, the Placement Agents or their respective representatives. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in Rule 502(c) of Regulation D promulgated under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.1.11 Subscriber acknowledges that it is aware that there are substantial risks incident to the subscription for, and ownership of, the Shares, including those set forth in the SEC Documents (as defined below) and the investor presentation provided by the Issuer. Subscriber is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

2.1.12 Without limiting the representations, warranties and covenants set forth in this Subscription Agreement, alone, or together with any professional advisor(s), Subscriber represents and acknowledges that (i) Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber, (ii) the Subscriber’s purchase of the Shares and participation in the offering is fully consistent with the Subscriber’s financial needs, objectives and condition, (iii) this complies and is fully consistent with all investment policies, guidelines and other restrictions applicable to the Subscriber, (iv) the Subscriber’s purchase of the Shares and participation in the offering has been duly authorized and approved by all necessary action and does not and will not violate or constitute a default under the Subscriber’s charter, bylaws or other constituent document or under any law, rule, regulation, agreement or other obligation by which the Subscriber is bound and (v) that Subscriber is able, at this time and in the foreseeable future, to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.13 Subscriber understands and agrees that no federal (U.S. or foreign) or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

2.1.14 Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided, that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares are legally derived.

2.1.15 If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that neither the Issuer, nor any of its affiliates (the “Subscriber Parties”), has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of Subscriber Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Shares.

2.1.16 Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by such Subscriber, or a “group” comprised solely of Subscriber and its affiliates, with the Securities and Exchange Commission (the “Commission”) with respect to the “beneficial ownership” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Issuer’s Class A ordinary shares, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.17 Unless otherwise disclosed in advance to the Issuer, Subscriber (i) is not a “foreign person” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”), (ii) is not “controlled” by a foreign person within the meaning of the DPA, and (iii) does not and will not permit any foreign person affiliate – whether affiliated as a limited partner or otherwise – to obtain through Subscriber any of the following within the meaning of the DPA: (a) access to any “material nonpublic technical information” in the possession of Agility Robotics; (b) membership or observer rights on the Agility Robotics Board of Directors (the “Board”) or equivalent governing body of Agility Robotics or the right to nominate an individual to a position on the Agility Robotics Board or equivalent governing body of Agility Robotics; (c) any “involvement,” other than through the voting of shares, in the “substantive decisionmaking” of Agility Robotics regarding the (x) use, development, acquisition, or release of “critical technology”; (y) use, development, acquisition, safekeeping, or release of “sensitive personal data” of U.S. citizens maintained or collected by Agility Robotics; or (z) the management, operation, manufacture or supply of “covered investment critical infrastructure”; or (d) “control” of Agility Robotics.

2.1.18 No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in the Issuer as a result of the purchase and sale of the Shares by such Subscriber hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and Subscriber will not have control (as defined in 31 C.F.R. Part 800.208) over the Issuer from and after the Closing as a result of the purchase and sale of the Shares hereunder.

2.1.19 Subscriber has, and on the date that the Purchase Price would be required to be funded to the Issuer hereunder will have, sufficient immediately available funds to pay the Purchase Price. Subscriber is an individual or entity having total liquid assets and net assets in excess of the Purchase Price as of the date hereof and as of the date the Purchase Price would be required to be funded to the Issuer hereunder and was not formed for the purpose of acquiring the Shares.

2.1.20 No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Issuer.

2.1.21 Subscriber acknowledges that (i) the Issuer and the Placement Agents currently may have, and later may come into possession of, information regarding the Transaction and any of the Parties that is not known to Subscriber and that may be material to a decision to enter into this transaction to subscribe for the Shares (“Excluded Information”), (ii) Subscriber has determined to enter into this transaction to subscribe for the Shares notwithstanding its lack of knowledge of the Excluded Information, which Subscriber agrees need not be provided to it, and (iii) none of the Parties nor the Placement Agents shall have liability to Subscriber, and Subscriber hereby, to the extent permitted by law, waives and releases any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements it may have against any of the Parties and the Placement Agents with respect to the non-disclosure of the Excluded Information.

2.1.22 Subscriber acknowledges that certain information provided to it was based on projections or unit economic estimates (the “Unit Economics”), and such projections and Unit Economics were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections or Unit Economics, as applicable. Subscriber further acknowledges that such information and projections and Unit Economics were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections or Unit Economics.

2.1.23 Subscriber acknowledges that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Issuer, Agility Robotics or the Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer. In connection with the issue and purchase of the Shares, the Placement Agents have not acted as Subscriber’s financial advisors or fiduciaries.

2.1.24 At the date of this Subscription Agreement, Subscriber beneficially owns the Currently Owned Offset Shares (as defined in Section 11.1).

2.1.25 Subscriber acknowledges and is aware that Citi is acting as placement agent in connection with the Subscription and capital markets advisor to the Issuer in connection with the Transaction. Subscriber acknowledges and is aware that BTIG is acting as placement agent in connection with the Subscription and financial advisor to Agility Robotics in connection with the Transaction. Subscriber understands and acknowledges that Citi’s role as capital markets advisor to the Issuer and BTIG’s role as financial advisor to Agility Robotics may each give rise to potential conflicts of interest or the appearance thereof.

2.1.26 Subscriber acknowledges and agrees that (i) each Placement Agent is acting solely as Issuer’s placement agent in connection with the private placement of the Shares, Citi is acting as capital markets advisor to the Issuer and BTIG is acting as financial advisor to Agility Robotics, in each case in connection with the Transaction, and neither Placement Agent is acting as an underwriter or in any other capacity and is not and shall not be construed as a financial advisor or fiduciary of Subscriber or any other person or entity in connection with the Transaction, (ii) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Transaction or Subscription, (iii) the Placement Agents will have no responsibility with respect to (a) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction, Subscription or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (b) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning Issuer, Agility Robotics, or the Transaction or Subscription, and (iv) each Placement Agent is acting severally and not jointly, and none of the Placement Agents is the agent, partner or representative of any other Placement Agent.

2.1.27 Since the later of the time that such Subscriber first received a term sheet (written or oral) from the Issuer or any other Person representing the Issuer setting forth the material terms, which terms include definitive pricing terms, of the transactions contemplated hereunder and 30 days immediately prior to the execution hereof, other than consummating the transactions contemplated hereunder, Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of Issuer. Notwithstanding the foregoing, nothing in this Section 2.1.27, (i) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, the representations set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement, and (ii) in the case of a Subscriber that has implemented internal information barriers pursuant to information controls policy to “wall-off” certain trading personnel, the representations set forth above shall only apply to such walled-off trading personnel.

2.2 Issuer’s Representations, Warranties and Agreements. To induce Subscriber to subscribe for the Shares, the Issuer hereby represents and warrants to Subscriber and the Placement Agents and agrees with Subscriber and the Placement Agents as follows:

2.2.1 The Issuer has been duly incorporated and is validly existing as an exempted company incorporated and in good standing under the laws of the Cayman Islands, with the requisite power and authority to own, lease and operate its assets and properties and conduct its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement and the Merger Agreement. As of the Closing Date, following the Domestication, the Issuer will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware with requisite power and authority to own, lease and operate its assets and properties and conduct its business as it is now being conducted.

2.2.2 The Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Shares in accordance with the terms of this Subscription Agreement and registered with the Issuer’s transfer agent, the Shares will be validly issued, fully paid and non-assessable free and clear of all liens or other restrictions (other than those arising under applicable securities laws), and will not have been issued in breach or violation of or subject to any purchase option, right of first refusal, preemptive right, subscription right (or any similar right) or Contract created under the Issuer’s amended and restated certificate of incorporation, bylaws, under the DGCL or otherwise.

2.2.3 Each of this Subscription Agreement and the Merger Agreement has been duly authorized, validly executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber (or, in the case of the Merger Agreement, the other parties thereto), is the valid and binding obligation of the Issuer, is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.2.4 The Issuer is considered to be an exempted Cayman Islands company with no taxable connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

2.2.5 The execution, delivery and performance of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), issuance and sale of the Shares and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Issuer or Agility Robotics or their respective subsidiaries individually or taken as a whole and including the combined company after giving effect to the Transactions, or the legal authority or other ability of the Issuer to enter into and timely perform its obligations under this Subscription Agreement (an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or any of its subsidiaries, (iii) require any consent or approval that has not been given or other action that has not been taken by any person, in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance of the Issuer under this Subscription Agreement, or (iv) result in any violation of any statute or any Governmental Order, rule or regulation of any Governmental Authority having jurisdiction over the Issuer or any of its subsidiaries or any of their respective properties that would reasonably be expected to have an Issuer Material Adverse Effect.

2.2.6 Neither the Issuer, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Issuer securities or solicited any offers to buy any Issuer securities under circumstances that would (x) adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby, (y) to the knowledge of the Issuer cause the offering of the Shares pursuant to this Subscription Agreement or the other shares of common stock pursuant to the Other Subscription Agreements to be integrated with any prior offerings by the Issuer for purposes of the Securities Act or, any applicable stockholder approval provisions, or (z) or would require registration of the offer and sale of the issuance of the Shares under the Securities Act, or otherwise cause the offering of the Shares to be integrated with any other offering by the Issuer.

2.2.7 Neither the Issuer nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in Rule 502(c) of Regulation D promulgated under the Securities Act, in connection with the offer or sale of any of the Shares and neither the Issuer nor any person acting on its behalf offered any of the Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.2.8 Concurrently with or promptly after the execution and delivery of this Subscription Agreement, the Issuer is entering into the Other Subscription Agreements providing for the sale of an aggregate of [•] shares of common stock for an aggregate purchase price of $[●] (including the Shares purchased and sold under this Subscription Agreement) and has not entered into any Other Subscription Agreements, side letter agreements or other agreements or understandings (including written summaries of any oral understandings) with any Other Subscriber (other than Subscribers in connection with the Other Subscription Agreements) (collectively, the “PIPE Agreements”) which include terms and conditions that are materially more advantageous to any such Other Subscriber (as compared to Subscriber), other than such PIPE Agreements containing any of the following: (i) any rights or benefits granted to an Other Subscriber in connection with such Other Subscriber’s compliance with any law, regulation or policy specifically applicable to such Other Subscriber or in connection with the taxable status of an Other Subscriber, (ii) any rights or benefits which are personal to an Other Subscriber based solely on its place of organization or headquarters, organizational form of, or other particular restrictions applicable to, such Other Subscriber, (iii) any rights with respect to the confidentiality or disclosure of an Other Subscriber’s identity, or (iv) any rights or benefits granted to the Issuer, Agility Robotics or any of their respective affiliates or any of their respective partners, members, shareholders, employees or agents; provided that, no such Other Subscription Agreements, side letter agreements or other agreements or understandings (including written summaries of any oral understandings) with any Other Subscriber provide for a purchase price per share of common stock more favorable to any such Other Subscriber (as compared to Subscriber).

2.2.9 As of the date of this Subscription Agreement, the authorized capital stock of the Issuer consists of (i) 500,000,000 Class A ordinary shares, (ii) 50,000,000 Class B ordinary shares; and (iii) 5,000,000 preference shares, par value $0.0001 per share. As of the date hereof: (i) no preference shares are issued and outstanding; (ii) 41,900,000 Class A ordinary shares are issued and outstanding; (iii) 13,800,000 Class B ordinary shares are issued and outstanding; (iv) 50,000 warrants to purchase Class A ordinary shares (the “Private Placement Warrants”) are outstanding; and (v) 4,140,000 warrants to purchase Class A ordinary shares (the “Public Warrants”) are outstanding. All (x) issued and outstanding Class A ordinary shares and Class B ordinary shares have been duly authorized and validly issued, are fully paid and are non-assessable, were issued in compliance in all material respects with applicable law, were not issued in breach or violation of any purchase option, right of first refusal, preemptive right, subscription right (or any similar right) or Contract and (y) outstanding Private Placement Warrants and Public Warrants have been duly authorized and validly issued, are fully paid, were issued in compliance in all material respects with applicable law, were not issued in breach or violation of any purchase option, right of first refusal, preemptive right, subscription right (or any similar right) or Contract. Except as set forth above and pursuant to the Other Subscription Agreements and the Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Class A ordinary shares, or Class B ordinary shares, or any other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, other than Merger Sub, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than (A) as set forth in the SEC Documents and (B) as contemplated by the Merger Agreement and the other Transaction Agreements.

2.2.10 Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1, (i) no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Shares by the Issuer to Subscriber and (ii) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority is required on the part of the Issuer in connection with the consummation of the transactions contemplated by this Subscription Agreement.

2.2.11 The Issuer has made available to Subscriber (including via the Commission’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Issuer with the Commission prior to the date of this Subscription Agreement (the “SEC Documents”), which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder and applicable to the SEC Documents. As of their respective dates, subject to being supplemented or amended from time to time, all SEC Documents required to be filed by the Issuer with the Commission prior to the date hereof complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents filed under the Exchange Act contained when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its inception and through the date hereof. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

2.2.12 There are no pending or, to the knowledge of the Issuer, threatened, Actions and, to the knowledge of Issuer, there are no pending or threatened investigations, in each case, against the Issuer, or otherwise affecting the Issuer or its respective assets, including any condemnation or similar proceedings, which, if determined adversely, would, individually or in the aggregate, (i) reasonably be expected to have an Issuer Material Adverse Effect or (ii) seek to restrain, enjoin, prevent, materially delay or otherwise materially impair the consummation of the Transactions. There is no unsatisfied judgment or any open injunction binding upon the Issuer which would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

2.2.13 The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the Commission, including the filing of the Registration Statement (as defined below) pursuant to Section 4, and the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D under the Securities Act, if applicable, (ii) filings required by applicable state securities laws, (iii) those required by the Nasdaq, including with respect to obtaining approval of the Issuer’s stockholders, (iv) those required to consummate the Transactions as provided under the Merger Agreement, including those required in connection with the Domestication, and (v) the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

2.2.14 As of the date hereof, the Issuer is in compliance with all applicable law and has not received any written communication from a Governmental Authority that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, in each case except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

2.2.15 The Class A ordinary shares of the Issuer are registered pursuant to Section 12(b) of the Exchange Act, and listed for trading on the Nasdaq under the symbol “CCXI”. Issuer is in compliance with the rules of the Nasdaq and there is no Action pending or, to the knowledge of Issuer, threatened against Issuer by the Nasdaq or the Commission with respect to any intention by such entity to deregister the Class A ordinary shares or terminate the listing of the Class A ordinary shares. The Issuer has taken no action that is designed to terminate the registration of the Class A ordinary shares under the Exchange Act except as contemplated by the Merger Agreement. Issuer has not received any notice from the Nasdaq or the Commission regarding the revocation of such listing or otherwise regarding the delisting or suspension of the Class A ordinary shares from the Nasdaq or the Commission and, as of the date hereof, the Class A ordinary shares are duly authorized for listing and eligible for continued trading on Nasdaq. There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares or (ii) the common stock to be issued pursuant to any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

2.2.16 The Domestication will be duly effected prior to the Closing in accordance with applicable law and the terms disclosed by the Issuer, and, upon the effectiveness of the Domestication, the Shares will automatically convert into duly authorized, validly issued, fully paid and non-assessable shares of common stock of the Issuer as a Delaware corporation.

2.2.17 As of the date hereof, there are no pending or, to the knowledge of the Issuer, threatened impediments, delays or adverse developments that would reasonably be expected to prevent, materially delay, or materially impair the completion of the Domestication.

2.2.18 The Issuer is not, and immediately after receipt of payment for the Shares and consummation of the Transactions will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.2.19 Neither (i) the Issuer, any of its subsidiaries, affiliates, directors, officers, employees, or, to the Issuer’s knowledge, any of its agents or representatives acting on its behalf in connection with this Subscription Agreement, nor (ii) to the Issuer’s knowledge, Agility Robotics or any of its subsidiaries, affiliates, directors, officers, employees, or agents or representatives acting on its behalf in connection with this Subscription Agreement is: (a) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or on the OFAC List, or a person or entity prohibited by any OFAC sanctions program, (b) any person operating, organized or located in a country or territory which is itself the subject or target of comprehensive sanctions (at the time of this Subscription Agreement, Cuba, Iran, North Korea, and the Crimea, Donetsk People’s Republic, and Luhansk People’s Republic regions of Ukraine) or (c) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Issuer has not heretofore engaged in any transaction to lend, contribute or otherwise make available funds or the funds of any joint venture partner or other person or entity towards any sales or operations in Cuba, Iran, North Korea, or the Crimea, Donetsk People’s Republic, or Luhansk People’s Republic regions of Ukraine or any other jurisdiction subject to comprehensive sanctions by OFAC or for the purpose of financing the activities of any person or entity currently subject to any U.S. sanctions administered by OFAC.

2.2.20 The Issuer has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

2.2.21 The Issuer, as of the date hereof, has not entered into, and from the date hereof through Closing, shall not enter into, any forward purchase agreement or arrangement relating to the purchase, sale, or financing of the Issuer’s equity securities (each, a “Forward Purchase Agreement”). For the avoidance of doubt, the Subscription Agreement, the Merger Agreement and the Other Subscription Agreements shall not constitute a Forward Purchase Agreement for purposes of this representation.

3. Settlement Date and Delivery.

3.1 Subscription Closing.

3.1.1 The closing of the Subscription contemplated hereby (the “Subscription Closing”) shall occur on the Closing Date immediately prior to the consummation of the Transactions.

3.1.2 Subject to Section 3.1.3, upon written notice from (or on behalf of) the Issuer to Subscriber (the “Closing Notice”) at least five (5) Business Days prior to the date that the Issuer reasonably expects all conditions to the Closing of the Transactions to be satisfied (the “Expected Subscription Closing Date”), Subscriber shall deliver to the Issuer, no later than three (3) Business Days prior to the Expected Subscription Closing Date, the Purchase Price for the Shares, by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, with such funds to be held by the Issuer in escrow until the Closing. If the Transactions are not consummated on or prior to the seventh (7th) Business Day after the Expected Subscription Closing Date, unless Subscriber otherwise agrees in writing, the Issuer shall (to the extent such funds have been received as of such date) promptly return the Purchase Price to Subscriber by wire transfer of United States dollars in immediately available funds to an account specified by Subscriber. Notwithstanding such return, (a) a failure to close on the Expected Subscription Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 3 to be satisfied or waived on or prior to the Closing Date, and (b) Subscriber shall remain obligated (i) to redeliver funds to the Issuer following the Issuer’s delivery to Subscriber of a new Closing Notice (if delivered within 7 Business Days of the Expected Subscription Closing Date set forth in the initial Closing Notice) and (ii) to consummate the Closing upon satisfaction of the conditions set forth in this Section 3. Unless otherwise agreed by Agility Robotics in writing, the Issuer shall deliver the Closing Notice at least two (2) Business Days prior to the date of the Issuer Stockholder Meeting. At the Closing, upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 3, the Issuer shall deliver to Subscriber the Shares in certificated or book entry form (at the Issuer’s election), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable.

3.1.3 For purposes of this Subscription Agreement, “Business Day” means any day that, in New York, New York, is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close.

3.1.4 Between the date the Registration Statement is declared effective under the Securities Act (the “Effective Date”) and until sixty (60) days thereafter, the Issuer shall not issue or sell any Shares of common stock of the Issuer for capital raising purposes, in each case other than pursuant to this Subscription Agreement, the Other Subscription Agreements (or, in the event of a failure to fund under or termination of an Other Subscription Agreement, a replacement agreement on substantially the same terms with a substitute subscriber) or any other agreement entered into by the Issuer or any of its Subsidiaries after the date hereof and prior to the Effective Date. For the avoidance of doubt, the Issuer may issue shares of capital stock pursuant to the Merger Agreement or for other acquisitions or joint ventures and upon the conversion of securities, the exercise of warrants or options or the settlement of restricted stock or restricted stock units outstanding as of the Effective Date. In the event the Subscriber fails to fund on the Closing Date as required under this Subscription Agreement, this Section 3.1.4 shall automatically terminate.

3.2 Conditions to the Subscription Closing of the Issuer.

The Issuer’s obligations to issue the Shares at the Subscription Closing are subject to the fulfillment or written waiver by Issuer (to the extent permitted by applicable law), on or prior to the date of the Subscription Closing (the “Subscription Closing Date”), of each of the following conditions:

3.2.1 Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 2.1 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Subscription Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Subscription.

3.2.2 Compliance with Covenants. Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by Subscriber pursuant to this Subscription Agreement at or prior to the Subscription Closing.

3.2.3 Closing of the Transactions. All conditions precedent to the Parties’ obligations to consummate, or cause to be consummated, the Transactions set forth in the Merger Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Merger Agreement (other than those conditions that may only be satisfied at the consummation of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transactions), and the Transactions will be consummated substantially concurrently with the Subscription Closing.

3.2.4 Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, statute, rule or regulation enjoining or prohibiting the transactions contemplated by this Subscription Agreement.

3.2.5 Delivery of Form W-9 or Form W-8. Prior to or at the Subscription Closing Date, Subscriber shall deliver to the Issuer a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

3.3 Conditions to Subscription Closing of Subscriber.

Subscriber’s obligation to subscribe for the Shares at the Subscription Closing is subject to the fulfillment or written waiver by Subscriber (to the extent permitted by applicable law), on or prior to the Subscription Closing Date, of each of the following conditions:

3.3.1 Representations and Warranties Correct. The representations and warranties made by the Issuer in Section 2.2 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Subscription Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Subscription.

3.3.2 Compliance with Covenants. The Issuer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Issuer at or prior to the Subscription Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Subscription Closing.

3.3.3 Closing of the Transactions. (i) All conditions precedent to the consummation of the Transactions set forth in the Merger Agreement shall have been satisfied or waived, by the party entitled to the benefit thereof under the Merger Agreement (other than those conditions that may only be satisfied at the consummation of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transactions) and (ii) the Transactions will be consummated substantially concurrently with the Subscription Closing.

3.3.4 Legality. There shall not be in force any order, judgement, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, statute, rule or regulation enjoining or prohibiting the transactions contemplated by this Subscription Agreement.

3.3.5 No Amendment to Merger Agreement. No amendment or modification of the Merger Agreement (as the same exists on the date hereof as provided to Subscriber) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement without having received Subscriber’s prior written consent.

4. Registration Rights.

4.1 The Issuer agrees that, within thirty (30) calendar days after the Closing (the “Filing Date”), the Issuer will file (or confidentially submit) with the Commission (at the Issuer’s sole cost and expense) a registration statement for a shelf registration on Form S-1 (the “Registration Statement”) registering the resale of the Shares that are eligible for registration (determined as of two (2) Business Days prior to such filing) (the “Registrable Securities”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day (or 150th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing and (ii) the three (3rd) Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing a completed and executed selling stockholders questionnaire in customary form to the Issuer that contains (a) the information required by Commission rules for a Registration Statement regarding Subscriber, (b) the securities of the Issuer held by Subscriber and (c) the intended method of disposition of the Registrable Securities (which shall be limited to non-underwritten public offerings) to effect the registration of the Registrable Securities. The Issuer will use commercially reasonable efforts to provide a draft of the Registration Statement to the Subscriber for review at least two (2) Business Days in advance of filing the Registration Statement and the Subscriber shall provide any comments on the Registration Statement to the Issuer no later than the day which is one (1) Business Day preceding the filing date; provided that for the avoidance of doubt, in no event shall the Issuer be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Subscriber’s review. Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement (x) during any customary blackout or similar period or as permitted hereunder and (y) as may be necessary in connection with the preparation and filing of any post-effective amendment to the Registration Statement that is required to be filed with the Commission following the filing of the Issuer’s Annual Report for its first completed fiscal year following the effective date of the Registration Statement. At such time as the Issuer becomes eligible to use a registration statement on Form S-3 (or any successor form thereto), the Issuer shall use its commercially reasonably efforts to convert the Registration Statement to, or file a new registration statement on, Form S-3 (or any successor form thereto) as promptly as practicable; provided that the Issuer shall not be obligated to keep a Form S-3 (or successor form) effective beyond the period set forth in Section 4.2.1. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 4.1. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the Commission. In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders; provided that, if such limitation on the number of Shares to be included relates to a specific selling stockholder named in the Registration Statement, the number of Shares included in the Registration Statement for such specific selling stockholder shall be reduced first before any other selling stockholder. As promptly as practicable after being permitted to register additional Shares under Rule 415 of the Securities Act, the Issuer shall amend the Registration Statement or file a new Registration Statement to register such additional Shares and cause such amendment or Registration Statement to become effective as promptly as practicable. Unless required under applicable law and Commission rules, in no event shall Subscriber be identified as a statutory underwriter in the Registration Statement; provided, that if Subscriber is required to be so identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw its Registrable Securities from the Registration Statement.

4.2 In the case of the registration effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable written request of Subscriber, inform Subscriber as to the status of such registration. At its expense the Issuer shall:

4.2.1 except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Registrable Securities, (ii) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and (iii) three (3) years from the date of effectiveness of the Registration Statement;

4.2.2 advise Subscriber as promptly as possible, and in any event within three (3) Business Days (in respect of clause (i) below) or one (1) Business Day (in respect of clauses (ii) through (iv) below):

(i)	when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)	after it shall have received notice or obtained knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness the Registration Statement or the initiation of any proceedings for such purpose;

(iii)	of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(iv)	subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in the Registration Statement or any prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, provided, however, that the Issuer shall not be required to disclose the details of such event.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, non-public information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (Section 4.2.2(i)) through (Section 4.2.2(iv)), which, to the extent Subscriber’s signature page designates any specific email addresses to which any such notices must be sent to, shall only be sent to such designated email addresses) above constitutes material, non-public information regarding the Issuer unless such Subscriber consents in writing to receive such information and agrees to hold it in confidence;

4.2.3 use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;

4.2.4 upon the occurrence of any event contemplated in Section 4.2.2(iv), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the Registration Statement, use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

4.2.5 use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Issuer’s common stock is then listed; and

4.2.6 use its commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation necessary to enable Subscriber to resell the Shares pursuant to the Registration Statement.

4.3 Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the filing, effectiveness or continued use of any Registration Statement would require the Issuer to make any public disclosure of material non-public information, which disclosure, in the good faith determination of the board of directors of the Issuer, after consultation with counsel to the Issuer, (i) would be required to be made in any Registration Statement in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Issuer (a) has a bona fide business purpose for not making such information public, (b) determined that such filing would require premature disclosure of information that would materially adversely affect the Issuer, or (c) has, in the good faith judgment of the majority of the Issuer’s board of directors, determined that such public disclosure would be seriously detrimental to the Issuer (each such circumstance, a “Suspension Event”); provided, however, that the Issuer (x) may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than one hundred twenty (120) total calendar days, in each case during any 12-month period and (y) shall use commercially reasonable efforts to make the Registration Statement available for the sale by Subscriber of the Shares as soon as practicable thereafter. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer except (A) for disclosure to Subscriber’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by applicable law or as required or requested by any Governmental Authority, including a tax authority. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (I) to the extent Subscriber is required to retain a copy of such prospectus (x) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (y) in accordance with a bona fide pre-existing document retention policy or (II) to copies stored electronically on archival servers as a result of automatic data back-up.

4.4 Indemnity.

4.4.1 The Issuer shall indemnify and hold harmless Subscriber (to the extent a seller under the Registration Statement), its officers, directors, employees, members, managers, partners and agents, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all losses, claims, damages, liabilities, costs (including reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”) that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements or alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Issuer by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information.

4.4.2 To the extent the Subscriber is identified as a selling stockholder in the Registration Statement or any other registration statement which covers the Shares purchased by such Subscriber, Subscriber shall, severally and not jointly with any Other Subscriber, indemnify and hold harmless the Issuer, its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to the Issuer by or on behalf of Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Shares giving rise to such indemnification obligation.

4.4.3 If the indemnification provided under this Section 4.4 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in this Section 4.4, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.4 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 4.4.3 shall be individual, not joint and several, and in no event shall the liability of any Subscriber hereunder be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Shares giving rise to such indemnification obligation.

4.4.4 Any party entitled to indemnification under this Section 4.4 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any failure so to notify shall not relieve the indemnifying party of its obligations hereunder except to the extent that it is actually prejudiced thereby. The indemnifying party shall not enter into any settlement without the indemnified party’s prior written consent (not to be unreasonably withheld, conditioned or delayed), unless such settlement includes an unconditional release of the indemnified party from all liability arising out of such claim. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the reasonable and documented fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party has agreed to pay such fees and expenses, (b) the indemnifying party has failed promptly to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, or (c) the named parties to any such action include both the indemnifying party and the indemnified party, and the indemnified party has been advised by counsel that there may be one or more conflicting defenses available to it that would make it inappropriate for the same counsel to represent both parties.

5. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the Parties hereunder shall terminate without any further liability on the part of any Party in respect thereof, upon the earlier to occur of (i) such date and time as the Merger Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the Parties to terminate this Subscription Agreement and (iii) January 31, 2027; provided, that if the Merger Agreement is amended to extend the Termination Date (as defined in the Merger Agreement) beyond January 31, 2027 or otherwise extended pursuant to Section 11 thereof, Subscriber shall have the option to extend the termination date provided in this Section 5(iii) for the same period, and provided, further, that nothing herein will relieve any Party from liability for any willful breach hereof prior to the time of termination, and each Party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall notify Subscriber of the termination of the Merger Agreement promptly after the termination of the Merger Agreement, and any monies paid by the Subscriber to the Issuer in connection herewith shall be promptly returned to the Subscriber within three (3) Business Days of such termination.

6. Miscellaneous.

6.1 Further Assurances. At the Subscription Closing, the Parties shall execute and deliver such additional documents and take such additional actions as the Parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

6.1.1 Subscriber acknowledges that the Issuer and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Subscription Closing, Subscriber agrees to promptly notify the Issuer and each Placement Agent if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. The Issuer acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties made by the Issuer contained in this Subscription Agreement. Prior to the Subscription Closing, the Issuer agrees to promptly notify the Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

6.1.2 Each of the Issuer, Subscriber and each Placement Agent is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3 The Issuer may request from Subscriber such additional information as the Issuer may deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control or otherwise readily available to Subscriber; provided, that the Issuer agrees to keep any such information confidential except to the extent required to be disclosed by applicable law or as required or requested by any Governmental Authority, including a tax authority.

6.1.4 Each of Subscriber and the Issuer shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein; provided that the Issuer shall bear and pay all expenses incurred in connection with the registration of the Shares pursuant to this Subscription Agreement, including, without limitation, (i) all registration and filing fees with the Commission, Nasdaq and any other Governmental Authority, (ii) the fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection therewith), (iii) printing, messenger and delivery expenses, (iv) the Issuer’s internal expenses, (v) the fees and disbursements of counsel for the Issuer, its independent certified public accountants, and any other persons retained by the Issuer in connection with such registration, and (vi) the reasonable fees and expenses of any transfer agent or registrar for the common stock, but excluding, for the avoidance of doubt, any underwriting discounts, selling commissions or stock transfer taxes applicable to the sale of the Shares by the Subscriber, or fees and expenses of counsel to the Subscriber.

6.1.5 Each of Subscriber and the Issuer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described therein no later than immediately prior to the consummation of the Transactions.

6.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (x) when so delivered personally, (y) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (z) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)	if to the Issuer, to:

Churchill Capital Corp XI

640 Fifth Avenue, 14th Floor

New York, NY 10019

Attention: Jay Taragin

Email: Jay.Taragin@mkleinandcompany.com

with a required copy (which copy shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 7th Avenue

New York, NY 10019

Attn:	Greg Astrachan
Sean Ewen
Esther Chang

Email:	gastrachan@willkie.com
sewen@willkie.com
eschang@willkie.com

and

Agility Robotics, Inc.

4698 Truax Drive SE

Salem, OR 97317

Attention: Ana Lang

Email: ana.lang@agilityrobotics.com

and

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attn:	Peyton Worley
Ryan Maierson
Email:	peyton.worley@lw.com
ryan.maierson@lw.com

6.3 Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6.4 Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by each Party; provided, that any rights (but not obligations) of a Party under this Subscription Agreement may be waived, in whole or in part, by such Party on its own behalf without the prior consent of any other Party.

6.5 Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the Parties hereunder (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of the other Parties hereto (other than the Shares acquired hereunder, if any, and then only in accordance with this Subscription Agreement); provided, that Subscriber’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as Subscriber, without the prior consent of the Issuer, provided, that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment; provided, further, that, no assignment shall relieve the assigning Party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber.

6.6 Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the Parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the Parties and their respective successors and assigns, provided, however, each of the Parties hereby agrees that Agility Robotics and the Placement Agents are each an intended third-party beneficiary of this Subscription Agreement, including the representations and warranties of the Parties.

6.7 Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

6.8 Consent to Jurisdiction; Waiver of Jury Trial. Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each Party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.2, and each Party agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6.8, a Party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.9 Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.10    No Waiver of Rights, Powers and Remedies. No failure or delay by a Party in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the Parties, shall operate as a waiver of any such right, power or remedy of such Party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a Party, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such Party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a Party shall not constitute a waiver of the right of such Party to pursue other available remedies. No notice to or demand on a Party not expressly required under this Subscription Agreement shall entitle the Party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11    Remedies.

6.11.1 The Parties agree that irreparable damage would occur if this Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate Chosen Court, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the Parties hereto to cause the other Parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The Parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.11 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

6.11.2 The Parties acknowledge and agree that this Section 6.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing Party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing Party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines that the prevailing Party under circumstances where the prevailing Party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing Party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing Party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

6.12    Survival of Representations and Warranties. All representations and warranties made by the Parties in this Subscription Agreement shall survive the Subscription Closing. For the avoidance of doubt, if for any reason the Subscription Closing does not occur prior to the Closing, all representations, warranties, covenants and agreements of the Parties hereunder shall survive the Closing and remain in full force and effect.

6.13    No Broker or Finder. Each of the Issuer and Subscriber represents and warrants to the other Parties hereto that, except for the Placement Agents, no broker, finder or other financial consultant has acted on its behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on any other party hereto. Each of the Issuer and Subscriber agrees to indemnify and hold the other Parties hereto harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent other than the Placement Agents claiming to have been employed by or on behalf of such Party and to bear the cost of legal expenses incurred in defending against any such claim.

6.14    No Liability. Subscriber agrees that neither Agility Robotics nor the Placement Agents shall be liable to it (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the offering. On behalf of Subscriber and its affiliates, Subscriber releases Agility Robotics and each Placement Agent in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the offering, this Subscription Agreement or any transactions contemplated hereby. Subscriber agrees not to commence any litigation or bring any claim against Agility Robotics or either Placement Agent in any court or any other forum which relates to, may arise out of, or is in connection with, the offering, this Subscription Agreement or any transactions contemplated hereby. This undertaking is given freely and after obtaining independent legal advice.

6.15    Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.16    Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Parties, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method), such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.17    Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The term “or” shall not be exclusive and shall mean “and/or”. Each of the Parties has participated in the drafting and negotiation of this Subscription Agreement. If any ambiguity or question of intent or interpretation arises, this Subscription Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Subscription Agreement. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached will not detract from or mitigate the fact that such Party is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

6.18    Mutual Drafting. This Subscription Agreement is the joint product of the Parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Parties and shall not be construed for or against any Party hereto.

7. Cleansing Statement; Disclosure.

7.1 The Issuer shall, by 9:00 a.m., New York City time, on the first Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document” and the actual issuance or acceptance (as applicable) of the filing of such press releases or Current Report on Form 8-K, the “Disclosure Time”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transactions. Upon the issuance of the Disclosure Document, Subscriber shall not be in possession of any material, non-public information received from the Issuer or any of its officers, directors or employees or the Placement Agents, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Issuer, the Placement Agents or any of their respective affiliates, relating to the transactions contemplated by this Subscription Agreement. None of the Issuer, its officers, directors, employees and agents or Agility Robotics shall deliver such material, nonpublic information from and after the Disclosure Time to any Subscriber. In addition, effective upon the Disclosure Time, the Issuer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement relating to the subject matter hereof, whether written or oral, between the Issuer or any of its officers, directors, affiliates, employees or agents, including, without limitation, the Placement Agents, on the one hand, and any Subscriber or any of their respective affiliates, on the other hand, shall terminate and be of no further force or effect. In the event of any notice or communication provided to a Subscriber contains or is deemed to contain, material, non-public information regarding the Issuer, the Issuer shall, as promptly as practicable and in any event within one (1) Business Day, publicly disclose such information in a manner compliance with Regulation FD, so as to cleanse such information.

7.2 Without Subscriber’s prior written consent, Issuer shall not disclose the name of Subscriber or include the name of Subscriber or any of its affiliates or advisors in (i) any press release, marketing materials or any other public communication or (ii) in any filing with the Commission or any regulatory agency or trading market, except (a) as required by the federal securities laws or pursuant to other routine proceedings of regulatory authorities, (b) to the extent such disclosure is required by law, at the request of the Staff of the Commission or regulatory agency or under the regulations of any national securities exchange on which Issuer’s securities are listed for trading, in which case the Issuer shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure, or (c) in the case of clause (ii), to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously consented to in accordance with this Section 7. Subscriber will promptly provide any information reasonably requested by the Issuer or Agility Robotics for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).

8. Trust Account Waiver. Notwithstanding anything to the contrary set forth herein, Subscriber acknowledges that the Issuer has established a trust account containing the proceeds of both its initial public offering and certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Account”). Subscriber agrees that (a) it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, and (b) it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Subscription Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Subscription Agreement; provided, however, that nothing in this Section 8 shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Issuer acquired by any means other than pursuant to this Subscription Agreement, including, but not limited to, any redemption right with respect to any such securities of the Issuer. In the event Subscriber has any Claim against the Issuer under this Subscription Agreement, Subscriber shall pursue such Claim solely against the Issuer and its assets outside the Trust Account and not against the property or any monies in the Trust Account. Subscriber agrees and acknowledges that such waiver is material to this Subscription Agreement and has been specifically relied upon by the Issuer to induce the Issuer to enter into this Subscription Agreement and Subscriber further intends and understands such waiver to be valid, binding and enforceable under applicable law. In the event Subscriber, in connection with this Subscription Agreement, commences any action or proceeding which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom or any of the Issuer’s stockholders, whether in the form of monetary damages or injunctive relief, Subscriber, as applicable, shall be obligated to pay to the Issuer all of its legal fees and costs in connection with any such action in the event that the Issuer prevails in such action or proceeding.

9. Non-Reliance. Subscriber acknowledges and represents that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Agility Robotics, the Placement Agents, and any of their respective affiliates or any of their respective control persons, officers, directors or employees), other than the representations and warranties of the Issuer expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Issuer. Subscriber agrees that neither (i) any Other Subscriber pursuant to this Subscription Agreement or any other agreement related to the offering of shares of the Shares (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) nor (ii) Agility Robotics, its affiliates or any of their respective control persons, officers, directors, partners, agents or employees, nor (iii) the Placement Agents, their respective affiliates or any of their respective affiliates’ control persons, officers, directors or employees, shall be liable to the Subscriber nor any Other Subscriber pursuant to this Subscription Agreement or any other agreement related to the offering of the Shares hereunder or for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

10. Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) or any other similar rule or regulation of the Commission that may allow Subscriber to resell Shares without registration are available to holders of the Issuer’s common stock and until the third anniversary of the Subscription Closing Date, the Issuer agrees to:

10.1    make and keep public information available, as those terms are understood and defined in Rule 144;

10.2    file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

10.3    furnish to Subscriber, promptly upon request, (x) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer, provided that the Issuer will be deemed to have furnished such statements to the extent such reports or documents are made available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System, and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

If the Shares are eligible to be sold without restriction under, and without the Issuer being in compliance with the current public information requirements of, Rule 144 under the Securities Act, or pursuant to any other exemption under the Securities Act such that the Shares held by Subscriber become freely tradable, then at Subscriber’s request, the Issuer will cause its transfer agent to promptly (and within three (3) Business Days of such request) remove the legend set forth in Section 2.1.6. In connection therewith, if required by the Issuer’s transfer agent, the Issuer will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Shares without any such legend; provided, that, notwithstanding the foregoing, the Issuer will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable federal or state securities laws. The Issuer shall be responsible for the fees of its transfer agent and its legal counsel associated with such delivery.

The Issuer hereby acknowledges and agrees that Subscriber shall have the right to transfer, assign or sell its Shares, in whole or in part, provided that such transfer, assignment or sale complies with applicable federal and state securities laws and regulations, and that the Issuer, upon Subscriber’s written request, and subject to receipt from the Subscriber of customary and reasonably acceptable representations and other documentation with respect to compliance with such federal and state securities laws and regulations, shall take all reasonable steps to effect any such transfer, assignment or sale, including causing the Issuer’s transfer agent to update the stock register to reflect such transaction.

11. Offset Shares.

11.1 For purposes of this Subscription Agreement, “Offset Shares” means the aggregate of (i) the number of Class A ordinary shares that Subscriber beneficially owns as of the date of this Subscription Agreement and that Subscriber designates as “Offset Shares” (the “Currently Owned Offset Shares,” which number of Currently Owned Offset Shares is set forth on the signature page hereto) and (ii) the number of additional Class A ordinary shares (if any) which Subscriber purchases for its own account pursuant to transactions with third parties after the date hereof and prior to the record date (the “Record Date”) established for the special meeting of Issuer stockholders that will be held to approve the Transactions (the “Issuer Stockholder Meeting”) at a price less than the price per share for which each Class A ordinary share has the opportunity to be redeemed for cash in connection with the Issuer Stockholder Meeting and that Subscriber designates as “Additional Offset Shares” in the Certificate (such shares purchased in such transactions and designated as such, the “Additional Offset Shares”). For the avoidance of doubt, Subscriber may beneficially own Class A ordinary shares as of the date hereof that are not designated as “Currently Owned Offset Shares”.

11.2 Subscriber agrees (i) with respect to the Additional Offset Shares, (a) not to sell or otherwise transfer such Additional Offset Shares prior to the consummation of the Transactions, (b) that in order for Additional Offset Shares to be Offset Shares, Subscriber must not vote any Additional Offset Shares in favor of approving the Transactions and instead submit a proxy with respect to such Additional Offset Shares abstaining from voting thereon and (c) to the extent Subscriber has the right to have any of its Additional Offset Shares redeemed for cash pursuant to the organizational documents of Issuer (the “Issuer Organizational Documents”) in connection with the consummation of the Transactions, not to exercise any such redemption rights (collectively, the “Additional Offset Shares Reduction Conditions”), and (ii) with respect to the Currently Owned Offset Shares, (a) not to sell or otherwise transfer such Currently Owned Offset Shares prior to the consummation of the Transactions and (b) to the extent Subscriber has the right to have any of its Currently Owned Offset Shares redeemed for cash pursuant to the Issuer Organizational Documents in connection with the consummation of the Transactions, not to exercise any such redemption rights (the “Currently Owned Offset Shares Reduction Conditions”).

11.3 Subject to the prior written consent of each of the Parties, Subscriber may elect to increase the number of Nominal Shares or Currently Owned Offset Shares designated on Subscriber’s signature page hereto, with such increase deemed to be effective as of the date of this Subscription Agreement. Subscriber agrees that Subscriber’s representations and warranties in Section 2.1 with respect to such additional Nominal Shares or Currently Owned Offset Shares will be as of the date of this Subscription Agreement, not as of the date of Subscriber’s election. For the avoidance of doubt, Subscriber may not elect to decrease the number of Nominal Shares or Currently Owned Offset Shares designated on the signature page hereto as of the date of this Subscription Agreement.

11.4 Subscriber shall, no later than one Business Day after the Record Date, deliver a certificate in the form attached hereto as Exhibit A (the “Certificate”) to the Issuer, signed by Subscriber, certifying: (i) the number of Additional Offset Shares beneficially owned by Subscriber prior to the Record Date and Currently Owned Offset Shares beneficially owned by Subscriber as of the date of this Subscription Agreement, and (ii) (a) with respect to any such Additional Offset Shares, (A) the date(s) on which such Additional Offset Shares were acquired (B) the price per share at which such Additional Offset Shares were purchased by Subscriber, and (C) an affirmation that Subscriber has and will comply with the Additional Offset Shares Reduction Conditions, and (b) with respect to any such Currently Owned Offset Shares, an affirmation that Subscriber has and will comply with the Currently Owned Offset Shares Reduction Conditions. Notwithstanding anything to the contrary in the foregoing, no later than three (3) Business Days prior to the Expected Subscription Closing Date as set forth in the Closing Notice, Subscriber shall reaffirm to the Issuer in writing that the certifications included in the Certificate are true and correct and that Subscriber will remain in compliance with the Additional Offset Shares Reduction Conditions and the Currently Owned Offset Shares Reduction Conditions.

12. No Amendment or Waiver of Merger Agreement Terms. The Issuer shall not amend, modify or waive (or approve an amendment, modification or a waiver requested by Agility Robotics of, or fail to contest an action regarding a breach of) any amendment or modification to the definition of “Equity Value” without the consent of each Subscriber.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

CHURCHILL CAPITAL CORP XI

By:
Name:
Title:

Accepted and agreed this 24th day of June, 2026. SUBSCRIBER:
Signature of Subscriber:	Signature of Joint Subscriber, if applicable:
By:	By:
Name:	Name:
Title:	Title:
Name of Subscriber:	Name of Joint Subscriber, if applicable:
(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above):
Email Address:
If there are joint investors, please check one:
Joint Tenants with Rights of Survivorship
Tenants-in-Common
Community Property
Subscriber’s EIN:		Joint Subscriber’s EIN:
Business Address-Street:		Mailing Address-Street (if different):

City, State, Zip:		City, State, Zip:
Attn:		Attn:
Telephone No.:		Telephone No.:
Facsimile No.:		Facsimile No.:
Aggregate Purchase Price:	$_______________.
Currently Owned Offset Shares:

 You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by the Issuer in the Closing Notice.

SCHEDULE I
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A. QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B. INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

We are an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

*** AND ***

C. AFFILIATE STATUS

(Please check the applicable box) SUBSCRIBER:

is:

is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

Any insurance company as defined in section 2(a)(13) of the Securities Act;

Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000; or

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose subscription is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D.

EXHIBIT A
CERTIFICATE

This certificate is provided pursuant to Section 11.4 of the Subscription Agreement, dated as of June 24, 2026, by and between Churchill Capital Corp XI, a Cayman Islands exempted company (“Issuer”) and the undersigned (“Subscriber”), (as the same may be amended, restated, amended and restated, supplemented or otherwise modified through the date hereof, the “Subscription Agreement”). Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Subscription Agreement.

Subscriber hereby certifies as of the date hereof, each of the following:

1.	Subscriber has designated and beneficially owned [•] Additional Offset Shares as of the Record Date.

2.	Subscriber purchased the Additional Offset Shares prior to the Record Date and on the following dates and for the following prices per share:

Date of Purchase	Number of Additional Offset Shares	Price Per Additional Offset Share

3.	With respect to the Additional Offset Shares, Subscriber acknowledges and agrees:

a.	not to sell or otherwise transfer any such Additional Offset Shares prior to the consummation of the Transactions;

b.	that in order for Additional Offset Shares to be Offset Shares, Subscriber must not vote any such Additional Offset Shares in favor of approving the Transactions and instead must submit a proxy with respect to such Additional Offset Shares abstaining from voting thereon; and

c.	to the extent it has the right to have any of its Additional Offset Shares redeemed for cash pursuant to the Issuer Organizational Documents in connection with the consummation of the Transactions, not to exercise any such redemption rights.

4.	With respect to the Currently Owned Offset Shares, Subscriber acknowledges and agrees:

a.	Subscriber beneficially owned [●] Currently Owned Offset Shares as of the date of the Subscription Agreement

b.	not to sell or otherwise transfer any such Currently Owned Offset Shares prior to the consummation of the Transactions; and

c.	to the extent it has the right to have any of its Currently Owned Offset Shares redeemed for cash pursuant to the Issuer Organizational Documents in connection with the consummation of the Transactions, not to exercise any such redemption rights.

SUBSCRIBER:

Signature of Subscriber:

By:
Name:
Title:

39